Registration No.
                                                                ----------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                              --------------------

                            KOPPERS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                                   25-1588399
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or orgainzation)


         436 SEVENTH AVENUE                                       15219-1800
      PITTSBURGH, PENNSYLVANIA                                    (Zip Code)
(Address of Principal Executive Offices)

                 KOPPERS INDUSTRIES, INC. 1998 STOCK OPTION PLAN
                 KOPPERS INDUSTRIES, INC. 1997 STOCK OPTION PLAN
         KOPPERS INDUSTRIES, INC. RESTATED AND AMENDED STOCK OPTION PLAN
                            (Full title of the plans)
                              --------------------

                                WALTER W. TURNER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            KOPPERS INDUSTRIES, INC.
                               436 SEVENTH AVENUE
                       PITTSBURGH, PENNSYLVANIA 15219-1800
                     (Name and address of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  TITLE OF              AMOUNT      PROPOSED         PROPOSED        AMOUNT OF
SECURITIES TO           TO BE       MAXIMUM          MAXIMUM       REGISTRATION
BE REGISTERED         REGISTERED  OFFERING PRICE     AGGREGATE          FEE
                                    PER SHARE      OFFERING PRICE
-------------         ----------  --------------   --------------   ------------

Voting Common Stock,  93,900      $17.00(1)
  $.01 par value       1,500      $17.25(1)
                     105,500      $14.00(1)
                       4,124      $ 2.00(1)
                      23,564      $ 2.77(1)
                      70,947      $ 3.59(1)
                      28,350      $ 3.57(1)
                      56,625      $10.56(1)
                     914,685      $ 8.73(2)        $12,111,767          $3,198
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Based upon the exercise price of the options in respect of which the shares may be issued, in accordance with Rule 457(h).

(2) Based upon the book value of the shares as of March 31, 2000, in accordance with Rule 457(h).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Koppers Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement: (i) the Company's Annual Report on Form 10-K (File No. 1-12716) for the fiscal year ended December 31, 1999; and (ii) the Company's Quarterly Report on Form 10-Q (File No. 1-12716) for the quarterly period ended March 31, 2000.

          All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the Koppers Industries, Inc. 1998 Stock Option Plan, the Koppers Industries, Inc. 1997 Stock Option Plan, and the Koppers Industries, Inc. Restated and Amended Stock Option Plan (the "Stock Option Plans") meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 4.   DESCRIPTION OF SECURITIES.

          General

          The Company is authorized to issue up to 37,000,000 shares of voting common stock, $.01 par value per share ("Voting Common Stock"), 3,000,000 shares of non-voting common stock, $.01 par value per share ("Non-Voting Common Stock" and, together with the Voting Common Stock, the "Common Stock") and 10,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"). As of March 1, 2000, an aggregate of 1,351,921 shares of Voting Common Stock was outstanding and held of record by 171 stockholders and no shares of Non-Voting Common Stock were outstanding. As of March 1, 2000, 2,288,481 shares of Senior Convertible Preferred Stock (the "Senior Preferred Stock") were outstanding.

          Common Stock

          Holders of Voting Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors of the Company (the "Board") out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available for distribution to stockholders and subject to the prior rights of any outstanding Preferred Stock. Holders of the Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered by the Company in connection with the Stock Option Plans will be, when issued in accordance with the Stock Option Plans, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of shares of the Senior Preferred Stock and of any series of Preferred Stock which the Company may designate and issue in the future.

          Senior Preferred Stock

          The terms of the Senior Preferred Stock are summarized below.

               Dividends. Holders of Senior Preferred Stock, in preference to the holders of shares of any class or series of Common Stock, are entitled to receive dividends in an amount per share equal to the aggregate per share amount of all cash dividends and the aggregate per share amount of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or as a result of a subdivision of the outstanding shares of Common Stock.

               In the event the Company declares a dividend on the Common Stock payable in shares of Common Stock or effects a subdivision, combination or consolidation of the outstanding shares of Common Stock, the aggregate amount of dividends to which holders of shares of Senior Preferred Stock are entitled will be adjusted to reflect the ratio of the number of shares of Common Stock outstanding immediately after such event to the number of shares of Common Stock that were outstanding immediately prior to such event.

               The Company must declare a dividend or distribution on the Senior Preferred Stock immediately after it declares a dividend or distribution on the Common Stock (other than dividend payable in shares of Common Stock and other than as a result of a subdivision of the outstanding shares of Common Stock) and must pay such dividend or distribution on the same date on which such dividend or distribution is paid to holders of Common Stock.

               Conversion. Subject to provision for adjustment in certain events, each share of Senior Preferred Stock is convertible into one fully paid and nonassessable share of voting Common Stock.

               Redemption or Repurchase. The shares of Senior Preferred Stock are not redeemable. The Company will not purchase or otherwise acquire any shares of Senior Preferred Stock except pursuant to a pro rata offer made in writing, on identical terms, to each holder of Senior Preferred Stock at the time outstanding.

               Voting Rights. The holders of Senior Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, are entitled at each annual shareholder's meeting to elect the smallest number representing a majority of the number of members of the Board. Each share of the Senior Preferred Stock entitles the holder thereof to one vote per share with respect to the election of directors. The directors so elected may be removed without cause only by the holders of a majority in voting power of the outstanding Senior Preferred Stock. Vacancies on the Board that result in fewer directors in office than the holders of the Senior Preferred Stock are entitled to elect shall be filled only by election by holders of a majority in voting power of the Senior Preferred Stock. With respect to matters upon which the holders of Voting Common Stock are entitled to vote (other than the election of Directors not elected pursuant to the above-referenced right of the holders of the Senior Preferred Stock to elect a majority of the Board), the holders of Senior Preferred Stock are entitled to cast that number of votes per share of Senior Preferred Stock equal to the number of shares of Voting Common Stock into which such shares of Senior Preferred Stock are convertible.

               The consent of the holders of at least two-thirds of the outstanding shares of Senior Preferred Stock is required for the Company to: alter, change or amend the Articles of Incorporation or By-Laws of the Company or the Certificate of Designation for the Senior Preferred Stock (the "Certificate of Designation") if any such alteration, change or amendment would alter or change the powers, preferences or special rights of the shares of Senior Preferred Stock; authorize or issue any additional shares of Senior Preferred Stock or authorize or issue any shares of any class or series of stock ranking prior to or on a parity with the Senior Preferred Stock as to the payment of dividends or as to the distribution of assets on liquidation, dissolution or winding up; increase or decrease the number of directors constituting the Board of the Company; redeem, repurchase, declare or pay a dividend or distribution with respect to any class or series of capital stock of the Company, except for redemptions pursuant to restricted stock agreements approved by a majority of the directors elected by the holders of Senior Preferred Stock pursuant to the Certificate of Designation; enter into any transaction or series of related transactions involving an aggregate amount in excess of $[ ] with any officer, director, employee or affiliate of the Company; enter into any business other than a business in which the Company or a subsidiary of the Company is engaged as of December 4, 1997 (or businesses reasonably related thereto); acquire any Person or assets if the fair market value of the purchase price therefore exceeds 25% of the total consolidated assets of the Company (determined in accordance with generally accepted accounting principles) as of the most recently completed fiscal quarter of the Company; approve the annual capital expenditures budget of the Company and its subsidiaries; or enter into any employment agreement with any executive officer of the Company.

               The consent of the holders of at least a majority of the outstanding shares of Senior Preferred Stock is required to merge, consolidate or combine with any person or transfer all or substantially all of the consolidated assets of the Company and its subsidiaries to any person or persons.

               Liquidation. Upon liquidation, dissolution or winding up of the Company, the Senior Preferred Stock ranks senior to each other class or series of capital stock of the Company with respect to the payment of dividends and the distribution of assets. No distribution will be made to the holders of stock ranking junior to the Senior Preferred Stock unless, prior thereto, the holders of shares of Senior Preferred Stock have received $.01 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payments, provided that the holders of shares of Senior Preferred Stock will be entitled to receive an aggregate amount per share including the preferential payment of $.01 per share (subject to an adjustment for a change in the number of shares of Common Stock outstanding due to a dividend on the Common Stock payable in shares of Common Stock or subdivision, combination or consolidation of the outstanding shares of Common Stock), equal to the aggregate amount to be distributed per share to holders of Common Stock.

          Stockholders' Agreement

               The Stockholders' Agreement sets forth certain rights and obligations among (i) Saratoga Partners III, L.P. ("Saratoga"), the beneficial owner of all of the 2,288,481 outstanding shares of Senior Preferred Stock, representing approximately 63% of the outstanding Voting Common Stock and Senior Preferred Stock (collectively, "Voting Shares"), (ii) certain current and former senior management of the Company (the "Management Investors"), holding in the aggregate as of the date hereof 1,111,271 shares of Voting Common Stock and
(iii) other holders of Voting Common Stock who agree to be bound by the Stockholders' Agreement. With respect to 142,857 of the shares of Senior Preferred Stock, Saratoga has voting power with respect to such shares and the Company has been informed that Brown University Third Century Fund has dispositive directive power with respect to such shares subject to the terms of the Stockholders' Agreement. As a condition to acquiring shares of Voting Common Stock upon the exercise of options under the Stock Option Plans, an optionee must agree to be bound by the Stockholders' Agreement. The terms of the Stockholders' Agreement are summarized briefly below and in the section later in this Information Statement under the caption "Restrictions on Resale." The following description is qualified in its entirety by reference to the Stockholders' Agreement incorporated by reference as an exhibit to the Company's Registration Statement on Form S-8 (File No. 333-42989).

               Corporate Governance. In general, it is the stated intention of the parties to the Stockholders' Agreement that Saratoga remain in a majority position with respect to stock ownership and Board representation. Provision is made, however, for certain rights on the part of the Board representatives of the Management Investors with respect to specified corporate actions. Specific rights and obligations of the parties regarding these matters are summarized below.

               Saratoga is at all times entitled to nominate two directors. As long as Saratoga and certain permitted transferees hold a majority of the outstanding Voting Shares, Saratoga is entitled to nominate a majority of the Board. At any time Saratoga owns less than a majority of the Voting Shares, other than as a result of a sale of Voting Shares to a third party, Saratoga has the option to purchase additional shares of Senior Preferred Stock sufficient to increase its percentage ownership of Voting Shares to 52%. All of Saratoga's foregoing rights are transferable to any third party to whom Saratoga transfers a majority of the outstanding Voting Shares, and such third party may similarly transfer such rights.

               The Representatives of the Management Investors are at all times entitled to nominate two directors. The current Representatives of the Management Investors are Walter W. Turner and Clayton A. Sweeney. Either or both of them may be removed by the vote of at least three-fourths of the Voting Shares held by Management Investors. Any replacement for a Management Investor who has retired, died or been removed will be chosen by the Board from the Management Investors who are employees and who are among the ten largest Management Investor holders of Voting Shares. If no one who qualifies is willing to serve, the Board can fill the vacancy in its discretion. In such a case, the person chosen can be removed by Management Investors holding at least a majority of the Management Investors' Voting Shares.

               One  non-employee  director will be nominated by mutual agreement
of  Saratoga  and  the   Representatives   of  the  Management   Investors  (the
"Independent Director"). Any other director may be nominated in the same way.

               Each holder of Voting Shares who is party to the Stockholders' Agreement (a "Voting Shareholder") agrees not to take any action to remove any director, except that Voting Shareholders can vote their shares for removal of particular directors upon the recommendation of Saratoga and/or the Representatives of the Management Investors (i) respectively, with respect to directors representing Saratoga or the Management Investors, (ii) mutually, with respect to the Independent Director and (iii) of either of Saratoga or the
Management Investors, with respect to any other director. Each Voting Stockholder agrees to vote for the Board nominees who are nominated in accordance with the Stockholders' Agreement.

               A Supermajority Vote (as defined below) of the Board or the unanimous vote of a Board Committee that was appointed by a Supermajority Vote is required for approval of specified fundamental and other significant corporate actions outside the ordinary course of business. The holders of Voting Shares bound by the Stockholders' Agreement agree to use their best efforts not to permit the Company to take any such action that has not been approved by the required Board action. A Supermajority Vote means the affirmative vote of at least a majority (i.e., more than 50%) of the number of directors as last fixed in accordance with the Company's By-Laws, plus one additional director. As long as the Board has six members, and two each are nominated by Saratoga and the Representatives of the Management Investors, and the remaining two are nominated by mutual agreement of Saratoga and such Representatives, then, for purposes of the Supermajority Vote only, each Saratoga nominee is entitled to 2-1/2 votes (or 5 votes if there is only one Saratoga nominee), each other director is entitled to one vote and the Supermajority Vote is six votes.

               Certain Rights. Shareholders who are party to the Stockholders' Agreement are entitled to certain registration, preemptive and bring along rights as summarized below.

               The Company is required to use its best efforts to include in any registration (including registrations requested by Saratoga as described below) of any shares of Common Stock or Senior Preferred Stock (collectively, "Shares") (other than shares issuable solely pursuant to any stock option or other employee benefit plan) all Shares requested to be included within a specified time period by any stockholder bound by the Stockholders' Agreement. The number of shares included in any underwritten offering would be subject to being cut back as determined to be necessary by the managing underwriter in order to effect an orderly public distribution. Saratoga has the right to cause the Company to use its best efforts to effect two registrations of any Shares requested to be included by Saratoga.

               If the Company offers to sell additional Shares, each stockholder party to the Stockholders' Agreement has the right to subscribe for additional Shares at the offered price, in proportion to the number of Shares outstanding. Registered public offerings, conversions of the Senior Preferred Stock, employee stock options and other sales of Shares to employees to the extent of Shares repurchased pursuant to the Stockholders' Agreement would not trigger this right.

               If Saratoga proposes to sell a portion of its Shares to a person who is not a party to the Stockholders' Agreement, and such sale would entitle the buyer to elect a majority of the Board, the buyer must agree to purchase from each Management Investor the same percentage of shares as Saratoga is selling.

          Restrictions On Resale

               Restrictions Under Stockholder's Agreement. Except in a registered public offering, and as otherwise provided in the Stockholders' Agreement, no stockholder bound by the Stockholders' Agreement is permitted to sell, assign, pledge, encumber or otherwise transfer any shares of Voting Common Stock to any person (a "Transferee") unless the Transferee agrees in writing to become a party to the Stockholders' Agreement and the shares of Voting Common Stock bear the following restrictive legends in addition to any additional endorsement which may be required for compliance with state securities or blue sky laws:

               "The shares    represented  by this    certificate are
               subject to restrictions on transfer,  certain   voting
               restrictions, certain rights of the Company and the Stockholders of the Company to repurchase such shares and certain rights of the registered holder to sell
               such   shares   to   the  Company  on  the  terms  and
               conditions set forth in a Stockholders' Agreement dated as of December 1, 1997, a copy of which may be obtained from the Company or from the holder of this certificate. No transfer of such shares will be made on the books of the Company unless accompanied by evidence of compliance with the terms of such Agreement."

               Any such transfer otherwise must be effected in accordance with the terms of the Stockholders' Agreement. A stockholder may pledge shares of Voting Common Stock to an affiliate of that stockholder or to a commercial bank or other lending institution as security for indebtedness of such stockholder or the Company to such lender, provided that the pledgee agrees to be bound by the terms of the Stockholders' Agreement.

               The Company and the Management Investors have the right to purchase any shares of Voting Common Stock that a stockholder bound by the Stockholders' Agreement desires to sell or otherwise transfer, at the price at which the stockholder otherwise proposes to sell them. If the Company and/or the Management Investors do not fully exercise their right, a stockholder may sell to a third party for total consideration equal to at least 95% of the proposed price. Any lesser price must be reoffered to the Company and the Management Investors. If they do not purchase all of the offered shares of Voting Common Stock, the stockholder may sell them to a third party at a price (and terms) at least equal to the reoffer price. No Management Investor may sell or otherwise transfer shares of Voting Common Stock other than to the Company, another Management Investor, such Management Investor's spouse, to a buyer pursuant to the bring-along rights described above under "Description of Common Stock" or in connection with an involuntary transfer.

               If a stockholder bound by the Stockholders' Agreement involuntarily transfers his or her shares of Voting Common Stock directly or indirectly, such stockholder must give written notice within 30 days, and the Company will have the option to buy all of the shares of Voting Common Stock. The purchase price for such shares will be equal to the lesser of (i) the price which the involuntary transferee paid or (ii) adjusted book value as determined by the Company.

               Upon a Management Investor's ceasing to be employed by the Company, the Company has the right in its sole discretion to purchase all of the Voting Common Stock owned by that Management Investor, including shares of Voting Common Stock jointly owned with a spouse, at fair value on the termination date. Otherwise, the Company is required to purchase, and the Management Investor is required to sell, 25% of the Management Investor's shares of Voting Common Stock upon termination and the remaining shares of Voting Common Stock in three annual installments on the anniversary date of the termination. For installment sales, the price per share, at the election of the Management Investor, will be either the fair value on the termination date for all shares of Voting Common Stock purchased, or the respective fair value on the actual dates of purchase.

               Restrictions under the Federal Securities Laws. Under the United States federal securities laws, if an optionee is deemed to be an "affiliate" of the Company, the optionee is restricted in the resale of the optionee's shares of Voting Common Stock (whether acquired under the Stock Option Plans or otherwise). For this purpose, an "affiliate" of the Company is any person who controls the Company, is controlled by the Company, or is under common control with the Company, whether directly or indirectly through one or more intermediaries. A corporation's "affiliates" would usually include all persons whose security holdings are substantial enough to affect the corporation's management. Also, all directors and executive or policy-making officers are presumed to be "affiliates."

               In general, unless specifically registered for resale, shares owned by affiliates can be sold only in compliance with Rule 144 of the Securities and Exchange Commission (the "SEC") or another applicable exemption from registration. Among other things, Rule 144 imposes limitations on the amount of securities sold by an affiliate in any three-month period and requires that sales be conducted through a broker. These limitations apply in addition to the restrictions imposed under the Stockholder's Agreement.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the "BCL") provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

              BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

              (1) by the Board by a  majority vote of a quorum   consisting   of
                  directors who were not parties to the proceeding; or

              (2) if such a quorum is not   obtainable,   or   if obtainable and
                  a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

              (3) by the shareholders.

              Notwithstanding the above, BCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

              BCL Section 1745 provides that expenses (including attorney's fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

              BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions are not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification is determined by a court to have constituted willful misconduct or recklessness.

              BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

              The Company's  Articles of  Incorporation  and By-Laws provide for
(i) indemnification of directors, officers, employees and agents of the Company and its subsidiaries and (ii) the elimination of a director's liability for monetary damages, to the maximum extent permitted by the BCL. The Company also maintains directors' and officers' liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              None.

ITEM 8.       EXHIBITS.

              The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

EXHIBIT NO.                              DESCRIPTION
-----------                              -----------

 4.1 Restated and Amended Articles of Incorporation of Koppers Industries, Inc. (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-8 filed on December 22, 1997 (File No. 333-42989))

 4.2                Restated  and Amended  By-Laws of Koppers  Industries,  Inc.
                    (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8 filed on December 22, 1997 (File No. 333-42989))

 4.3 Stockholders' Agreement by and among Koppers Industries, Inc., Saratoga Partners, III, L.P. and The Management Investors (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8 filed on December 22, 1997 (File No. 333-42989))

 5.1                Opinion of Metz Schermer & Lewis L.L.C.

23.1                Consent of Ernst & Young LLP

23.2                Consent  of  Metz  Schermer  &  Lewis  L.L.C.  (included  in
                    Exhibit 5.1)

24.1 Power of Attorney (set forth on the signature page of this Registration Statement)

ITEM 9.       UNDERTAKINGS.

         (a) The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration

Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Pennsylvania as of June 14, 2000.

                                KOPPERS INDUSTRIES, INC.

                                By:  /s/ WALTER W. TURNER
                                         -----------------------------------
                                         Walter W. Turner
                                         President and Chief Executive Officer

          We, the undersigned directors and officers of Koppers Industries, Inc., do hereby constitute and appoint Walter W. Turner and Clayton A. Sweeney, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                    CAPACITY                             DATE
    ---------                    --------                             ----


/s/ Robert Cizik            Chairman and Director                  June 13, 2000
-------------------------
Robert Cizik

/s/ Walter W. Turner        President and Chief Executive Officer  June 14, 2000
-------------------------   (Principal Executive Officer) and
Walter W. Turner            a Director

/s/ Donald E. Davis         Chief Financial Officer (Principal     June 14, 2000
-------------------------   Financial Officer and Principal
Donald E. Davis             Accounting Officer)

/s/ Clayton A. Sweeney      Director                               June 14, 2000
-------------------------
Clayton A. Sweeney

/s/ Christian L. Oberbeck   Director                               June 15, 2000
-------------------------
Christian L. Oberbeck

/s/ N.H. Prater             Director                               June 14, 2000
-------------------------
N.H. Prater

/s/ David M. Hillenbrand    Director                               June 13, 2000
-------------------------
David M. Hillenbrand

                                INDEX TO EXHIBITS
                                -----------------


EXHIBIT NO.                         DESCRIPTION
-----------                         -----------

 4.1 Restated and Amended Articles of Incorporation of Koppers Industries, Inc. (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-8 filed on December 22, 1997 (File No. 333-42989))

 4.2                Restated  and Amended  By-Laws of Koppers  Industries,  Inc.
                    (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8 filed on December 22, 1997 (File No. 333-42989))

 4.3 Stockholders' Agreement by and among Koppers Industries, Inc., Saratoga Partners, III, L.P. and The Management Investors (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8 filed on December 22, 1997 (File No. 333-42989))

 5.1                Opinion of Metz Schermer & Lewis L.L.C.

23.1                Consent of Ernst & Young LLP

23.2                Consent  of  Metz  Schermer  &  Lewis  L.L.C.  (included  in
                    Exhibit 5.1)

24.1 Power of Attorney (set forth on the signature page of this Registration Statement)